UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2026
RED ROBIN GOURMET BURGERS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34851	84-1573084
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10000 E. Geddes Avenue, Suite 500
Englewood, Colorado            80112
(Address of principal executive offices)                 (Zip Code)

Registrant’s telephone number, including area code: (303) 846-6000

Not Applicable
(Former name or former address, if changed since last report.)
 ___________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	RRGB	Nasdaq	(Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Tiffany Dutton as Chief Accounting Officer
On September 15, 2026, Red Robin Gourmet Burgers, Inc. (the “Company”) appointed Tiffany Dutton to serve as the Company’s Chief Accounting Officer, assuming the responsibilities of principal accounting officer, effective September 21, 2026. Ms. Dutton will report to Mark Graff, Chief Financial Officer.
Prior to her appointment as Chief Accounting Officer, Ms. Dutton, age 46, served as an accounting consultant providing technical and general accounting services to public and private companies since February 2022, during which time she has supported Red Robin as interim Chief Accountant since October 2025. Previously, she served at Capital Senior Living Corporation (now Sonida Senior Living) as Senior Vice President and Principal Accounting Officer from December 2020 to February 2022 and as Vice President, Accounting and Financial Reporting, from January 2020 to December 2020. Prior to that, she held various accounting and finance roles with companies including Adeptus Health, RealPage, and Pier 1 Imports. She began her career as a manager in the assurance and advisory business services practice of Ernst & Young LLP and is a certified public accountant.
In connection with her appointment, Ms. Dutton will receive the following material elements of compensation: (i) an annual base salary of $300,000, (ii) eligibility to receive an annual bonus with a target of 60% of her annual base salary, prorated for 2026 based on her date of hire, in accordance with the Company’s Annual Corporate Bonus Plan (her actual annual bonus to be determined following the conclusion of each fiscal year based on achievement of specific Company targets established by the Company’s board of directors), and (iii) an equity award of restricted stock units with a target value of $100,000 vesting after one year, with eligibility to participate in the Company’s Long-Term Incentive (LTI) plan with a target opportunity equal to 60% of her annual base salary beginning in 2027. As it does with all directors and officers, the Company will provide Ms. Dutton with its standard indemnification agreement. See the Company’s Form of Indemnification Agreement filed with the Securities and Exchange Commission on July 12, 2002, as Exhibit 10.20 to the Company’s Registration Statement on Form S-1/A. Ms. Dutton will also be eligible to participate in the Company’s Executive Severance Plan, as described under the heading “Employment Agreements, Separation Arrangements, and Executive Severance Plan―Executive Severance Plan” in the Company’s Definitive Proxy Statement filed with the SEC on March 26, 2026, and which description is incorporated by reference herein, with a “Change in Control Cash Severance Multiplier” of 1.0, a “Change in Control Benefits Continuation Period” of 12 months, a “Non-Change in Control Cash Severance Multiplier” of 1.0, a “Non-Change in Control Benefits Continuation Period” of 12 months, and a “Restricted Period” of 12 months in the event of a Change in Control Qualifying Termination or 12 months in the event of a Non-Change in Control Qualifying Termination (in each case, as such terms are defined in the Executive Severance Plan).
There are no arrangements or understandings between Ms. Dutton and any other persons pursuant to which she was appointed as Chief Accounting Officer, no family relationships among any of the Company’s directors or executive officers and Ms. Dutton, and she has no direct or indirect interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED ROBIN GOURMET BURGERS, INC.

Date: September 17, 2026

By:	/s/ Mark Graff
Name:	Mark Graff
Title:	Chief Financial Officer

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